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                                                                    EXHIBIT 99.1

REPORT OF KPMG LLP

To the Board of Directors and Stockholders:

     We have audited the accompanying consolidated balance sheet of Dallas Semiconductor Corporation and subsidiaries as of December 31, 2000 and the related consolidated statements of income, stockholders' equity, and cash flows for the fiscal year then ended. Our audit also included the financial statement schedule listed in the Index at Item 14(a) as of and for the year ended December 31, 2000. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dallas Semiconductor Corporation and subsidiaries at December 31, 2000, and the consolidated results of their operations and their cash flows for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related consolidated financial statement schedule as of and for the year ended December 31, 2000, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ KPMG LLP


Dallas, Texas
January 12, 2001, except for Note 7
  which is as of January 28, 2001